EXHIBIT 99.1

Bright Mountain Media, Inc. Announces Third Quarter 2026 Financial Results

Boca Raton, FL, November 12, 2026 - Bright Mountain Media, Inc. (OTCID: BMTM) ("Bright Mountain", or the "Company"), a global holding company with current investments in digital publishing, advertising technology, consumer insights, creative services, and media services, today announced its financial results for the third quarter and nine months ended September 30, 2026.

"Our third quarter reflects the continued progress we're making in transforming Bright Mountain into a more focused, efficient, and profitable organization," said Matthew Drinkwater, Chief Executive Officer of Bright Mountain Media. "While revenue continued to reflect the impact of portfolio optimization initiatives and broader market conditions, we delivered meaningful improvements in operating performance, including a 25% improvement in net loss for the first nine months of 2026. We believe the actions we've taken to streamline our operations, strengthen our balance sheet, and invest in AI-driven capabilities position us well to drive long-term value for our shareholders."

Financial Results for the Three Months Ended September 30, 2026

Revenue was approximately $11.6 million, a decrease of $2.3 million, or 17%, compared to $13.9 million for the same period of 2025. Advertising technology revenue was approximately $4.5 million, digital publishing revenue was approximately $125,000, consumer insights revenue was approximately $4.9 million, and creative and media services revenue was approximately $2.0 million, during the third quarter of 2026.

Cost of revenue was approximately $8.2 million, a decrease of $1.5 million, or 15%, compared to $9.7 million for the same period of 2025. Cost of revenue is inclusive of: direct salary and labor costs of approximately $117,000 for employees that work directly on customer projects; direct project costs of approximately $2.4 million for payments made to third-parties that are directly attributable to the completion of projects to allow for revenue recognition; non-direct project costs of approximately $1.9 million; publisher costs of approximately $3.4 million; and sales commissions of approximately $128,000.

General and administrative expense was approximately $2.6 million, a decrease of 37%, compared to $4.1 million for the same period of 2025.

Gross margin was approximately $3.4 million, a decrease of 20%, compared to $4.3 million for the same period of 2025.

Net loss was approximately $3.0 million, a decrease of 6%, compared to a net loss of $2.8 million for the same period of 2025.

Adjusted EBITDA was approximately $1.5 million, an increase of 10%, compared to adjusted EBITDA of $1.3 million for the same period of 2025. See the below section on Non-GAAP Financial Measure for a reconciliation of net loss to EBITDA and adjusted EBITDA.

Financial Results for the Nine Months Ended September 30, 2026

Revenue was approximately $39.2 million, a decrease of $4.3 million, or 10%, compared to $43.5 million for the same period of 2025. Advertising technology revenue was approximately $17.6 million, digital publishing revenue was approximately $703,000, consumer insights revenue was approximately $14.9 million, and creative and media services revenue was approximately $6.0 million, during the nine months ended September 30, 2026.

Cost of revenue was approximately $29.1 million, a decrease of $2.9 million, or 9%, compared to $32.0 million for the same period of 2025. Cost of revenue is inclusive of: direct salary and labor costs of approximately $747,000 for employees that work directly on customer projects; direct project costs of approximately $6.9 million for payments made to third-parties that are directly attributable to the completion of projects to allow for revenue recognition; non-direct project costs of approximately $6.6 million; publisher costs of approximately $13.0 million; and sales commissions of approximately $758,000.

General and administrative expense was approximately $8.7 million, a decrease of 31%, compared to $12.6 million for the same period of 2025.

Gross margin was approximately $10.1 million, a decrease of 12%, compared to $11.6 million for the same period of 2025.

Net loss was approximately $7.5 million, an improvement of 26%, compared to a net loss of $10.1 million for the same period of 2025.

Adjusted EBITDA was approximately $3.6 million, an increase of 88%, compared to adjusted EBITDA of $1.9 million for the same period of 2025. See the below section on Non-GAAP Financial Measure for a reconciliation of net loss to EBITDA and adjusted EBITDA.

About Bright Mountain Media, Inc.

Bright Mountain Media, Inc. (OTCID: BMTM) unites a diverse portfolio of companies to deliver a full spectrum of advertising, marketing, technology, and media services under one roof - fused together by data-driven insights. Bright Mountain Media's subsidiaries include Deep Focus Agency, LLC, MediaHouse, Inc., BV Insights, LLC, CL Media Holdings, LLC, Bright Mountain, LLC d/b/a BrightStream, Oceanside Media, LLC, Slutzky & Winshman, Ltd., and Wild Sky Media Co. Ltd. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as "should", "may", "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans", and "proposes", and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions, and the realization of any expected benefits from such acquisitions. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Bright Mountain's Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. Bright Mountain does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact / Investor Relations:

Email: ir@brightmountainmedia.com

https://brightmountainmedia.com/investor-relations

BRIGHT MOUNTAIN MEDIA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended

	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Revenue	$11,615	$13,940	$39,210	$43,538
Cost of revenue	8,204	9,686	29,072	31,975
Gross margin	3,411	4,254	10,138	11,563
General and administrative expenses	2,570	4,099	8,739	12,644
Loss (gain) on sale of assets	620	-	(474)	-
Income (loss) from operations	221	155	1,873	(1,081)

Financing and other expense:
Other income	42	52	228	143
Interest expense - Centre Lane Senior Secured Credit Facility - related party	(3,270)	(3,034)	(9,600)	(9,189)
Other interest expense	(5)	(6)	(14)	(18)
Total financing and other expense, net	(3,233)	(2,988)	(9,386)	(9,064)

Net loss before income tax	(3,012)	(2,833)	(7,513)	(10,145)
Income tax provision	-	-	-	-
Net loss	$(3,012)	$(2,833)	$(7,513)	$(10,145)

Foreign currency translation	-	(43)	-	(200)
Comprehensive loss	$(3,012)	$(2,876)	$(7,513)	$(10,345)

Net loss per common share:
Basic	$(0.02)	$(0.02)	$(0.04)	$(0.06)
Diluted	$(0.02)	$(0.02)	$(0.04)	$(0.06)

Weighted-average shares outstanding:
Basic	186,936,398	175,864,104	183,996,565	175,943,376
Diluted	186,936,398	175,864,104	183,996,565	175,943,376

BRIGHT MOUNTAIN MEDIA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2026	December 31, 2025*
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$1,746	$1,371
Restricted cash	-	1,861
Accounts receivable, net allowance for credit losses of $354,000 and $318,000 at September 30, 2026 and December 31, 2025, respectively	13,071	16,287
Prepaid expenses and other current assets	767	1,170
Total current assets	15,584	20,689
Property and equipment, net	756	124
Intangible assets, net	10,118	11,542
Goodwill	6,183	6,999
Operating lease right-of-use assets, net	102	173
Other long-term assets	7	158
Total assets	$32,750	$39,685

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable and accrued expenses	$19,200	$24,852
Other current liabilities	2,378	4,210
Interest payable - Centre Lane Senior Secured Credit Facility	242	59
Deferred revenue	4,469	2,834
Note payable - Centre Lane Senior Secured Credit Facility - related party (current)	90,554	84,276
Total current liabilities	116,843	116,231
Other long-term liabilities	-	12
Operating lease liabilities	-	77
Total liabilities	116,843	116,320

Stockholders' deficit:
Convertible preferred stock, par value $0.01, 20,000,000 shares authorized, no shares issued or outstanding at September 30, 2026 and December 31, 2025	-	-
Common stock, par value $0.01, 324,000,000 shares authorized, 189,121,973 and 183,218,504 shares issued, and 186,936,398 and 181,032,929 shares outstanding at September 30, 2026 and December 31, 2025, respectively	1,891	1,832
Treasury stock at cost, 2,185,575 shares at September 30, 2026 and December 31, 2025	(220)	(220)
Additional paid-in capital	101,984	101,988
Accumulated deficit	(187,825)	(180,312)
Accumulated other comprehensive income	77	77
Total stockholders' deficit	(84,093)	(76,635)
Total liabilities and stockholders' deficit	$32,750	$39,685

* Derived from audited consolidated financial statements.

BRIGHT MOUNTAIN MEDIA, INC.

RECONCILIATION OF NET LOSS TO NON-GAAP EBITDA AND ADJUSTED EBITDA

(in thousands)

Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements and for use within management's discussion and analysis based on U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information is provided to enhance the reader's understanding of the Company's financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP.

All other items included in the reconciliation from net loss before taxes to EBITDA and from EBITDA to adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company's ongoing performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company's operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company's ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company's presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company's performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(in thousands)
Net loss before income tax	$(3,012)	$(2,833)	$(7,513)	$(10,145)
Depreciation expense	18	11	52	39
Amortization of intangible assets	444	446	1,339	1,416
Amortization of debt discount	441	489	1,387	1,678
Other interest expense	5	6	14	18
Interest expense - Centre Lane Senior Secured Credit Facility	2,829	2,545	8,213	7,511
EBITDA	725	664	3,492	517
Stock compensation expense	-	27	18	98
Loss (gain) on sale of assets	620	-	(474)	-
Non-recurring professional fees	-	111	100	372
Non-recurring legal fees	-	516	6	873
Non-recurring severance expense	113	13	482	70
Adjusted EBITDA	$1,458	$1,331	$3,624	$1,930